Exhibit 9

Law Department
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802

Mary Jo Ardington
Associate General Counsel
Phone: 260-455-3917
MaryJo.Ardington@LFG.com

August 16, 2011

VIA EDGAR

Lincoln Life & Annuity Company of New York
Servicing Office
1300 S. Clinton Street
Fort Wayne, IN 46802

Re:       Lincoln New York Account N for Variable Annuities
Lincoln InvestmentSolutionsSM
(File Nos. 811-09763; 333-175691)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln New York Account N for Variable Annuities (the “Account”), a segregated account of Lincoln Life & Annuity Company of New York (“Lincoln New York”), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account’s Pre-Effective Amendment to the Registration Statement on Form N-4.

Sincerely,

Mary Jo Ardington
Associate General Counsel
The Lincoln National Life Insurance Company